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                                                                    EXHIBIT 10ad
                                 U S WEST, INC.
                       EXECUTIVE LONG-TERM INCENTIVE PLAN


                                  Section I
                                   PURPOSE

        The purpose of the U S WEST, Inc. Executive Long-Term Incentive Plan (the "Plan") is to provide key executives of U S WEST, Inc. and its subsidiaries (the "Company") with incentive compensation based upon the achievement of long-term corporate objectives. The achievement of these objectives is measured by the return on investment derived from ownership of U S WEST common stock. This Plan succeeds the performance-based program that U S WEST implemented in 1990 (the "Performance Program") in connection with the restricted stock feature of the U S WEST, Inc. Stock Incentive Plan.

                                  Section II
                                 ELIGIBILITY

        Individuals eligible to participate in the Company's executive compensation plan shall be eligible to participate in the Plan. At its sole discretion, the Human Resources Committee of the U S WEST, Inc. Board of Directors (the "Committee") may expand participation in the Plan to additional individuals. Individuals eligible to participate in the Plan are herein called "participants."

                                 Section III
                              PERFORMANCE UNITS

        At the beginning of each performance period (as described in Section IV below), upon the attainment of eligibility for participation in the Plan, and upon such other occasions as the Committee shall determine, the Committee shall assign to a participant "performance units," each of which shall represent an opportunity to receive one share of common stock of U S WEST, Inc. The payment of shares of common stock of U S WEST in connection with performance units shall occur, if at all, only in connection with the performance formula set forth in Section V.

                                  Section IV
                             PERFORMANCE PERIODS

        Each performance period shall have a duration of six calendar years. The initial performance period commenced on January 1, 1991 in connection
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with the Performance Program and will terminate on December 31, 1996.

                                  Section V
                             PERFORMANCE FORMULA


        5.1 Payment of Shares. Each year, the total number of performance units granted to a participant will be multiplied by "Total Shareholder Return" to determine the number of shares of U S WEST common stock to be paid to such participant. If any shares are to be paid to a participant, they shall be paid in the first quarter of the year following the year for which Total Shareholder Return has most recently been measured. At the discretion of the Committee, such shares may be unrestricted or subject to a vesting period. If such shares are subject to a vesting period, the participant, subject to Section VI, will not be entitled to certificates representing such shares unless (i) the participant remains an employee of the Company for the full duration of the vesting period or (ii) the Committee waives the vesting period.

        5.2 Total Shareholder Return. Total Shareholder Return is the return that shareholders derive over the course of a year ("TSR Measurement Period") from dividends and any increase in the market value of U S WEST common stock. Share price appreciation is derived using the average beginning and end-of-year closing prices of U S WEST common stock for a 20-business day period commencing ten business days prior to the end of the year. If Total Shareholder Return is negative in any year, no payment would occur for that year, and the negative Total Shareholder Return would have to be offset in the following year(s) before further payouts could occur. The calculation of Total Shareholder Return is illustrated by the following formula:

                                          (A-B) + C
        Total Shareholder Return   =   --------------- minus E
                                              D

where:

A  =     Average closing share price of U S WEST stock at the conclusion of a
         TSR Measurement Period. Average closing share price of U S WEST stock is determined over a 20-business day period beginning 10 business days prior to the end of each year



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B  =     Average closing share price of U S WEST stock at the beginning of a TSR Measurement Period. Average closing share price of U S WEST stock is determined over a 20-business day period beginning 10 business days prior to the end of each year

C  =     Dividends

D  =     Average closing price of U S WEST stock for a 20-day business period beginning 10 business days prior to the end of the year that precedes the first year of the six-year performance period

E  =     Negative Total Shareholder Return, if any, from any prior year that is yet to be offset on a cumulative basis by positive Total Shareholder Return


        5.3 Taxation. Any shares paid pursuant to this Plan are taxable at the time they are paid unless they are subject to a vesting period. Shares subject to a vesting period are taxable when the vesting period lapses.

        5.4 Shares Available; Maximum Payout. The maximum aggregate number of shares of U S WEST common stock that may be granted over the life of this Plan is four million. No participant will be entitled to receive more than 400,000 shares of U S WEST common stock over the life of this Plan.

                                  Section VI
                          SPECIAL DISTRIBUTION RULES



        6.1 Death or Long-Term Disability. If termination of a participant's employment occurs during any year by reason of death or long-term disability (as determined under the provisions of the U S WEST Disability Plan maintained for participants), (i) any vesting period applicable to stock theretofore issued under the Plan shall immediately lapse, and (ii) the performance units of such participant used in connection with the formula described in Section V shall be reduced pro rata based on the number of months remaining in the year following the month of termination and any shares of U S WEST common stock payable to the participant or his or her estate shall then be calculated and paid pursuant to the provisions of Section V. Any shares payable pursuant to this Subsection 6.1 shall not be subject to a vesting period.

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        6.2  Change of Control.  Notwithstanding any other provision of this
Plan, in the event of a Change of Control, as defined below, the following shall occur:

        (a) Total Shareholder Return shall be calculated as if the end of the TSR Measurement Period were the date of the Change of Control;

        (b) Each participant's performance units shall be multiplied by such Total Shareholder Return;

        (c) Each participant shall be immediately paid the number of U S WEST shares that results in his or her case from the foregoing calculation. Such shares shall not be subject to a vesting period; and

        (d) Any vesting period applicable to stock theretofore issued under the Plan shall immediately lapse.

        For purposes of this Plan, a "Change of Control" shall mean any of the following:

        (i) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, securities representing twenty percent (20%) or more of the total voting power of all of the Company's then outstanding voting securities, unless through a transaction arranged by, or consummated with the prior approval of the U S WEST Board of Directors;

        (ii) any period of two (2) consecutive calendar years during which there shall cease to be a majority of the U S WEST Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nominations for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

        (iii) the Company becomes a party to a merger, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of Common Stock of the Company will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the
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Company) or other securities or cash or other property (excluding payments made solely for fractional shares); or

        (iv) any other event that a majority of the U S WEST Board of Directors, in its sole discretion, shall determine constitutes a Change of Control.

        6.3 Other Termination. In the event of any other termination of employment of a participant, the performance units of such participant shall immediately terminate and no payments of U S WEST common stock shall thereafter be made, unless the Committee, in its sole discretion, determines otherwise.

                                 Section VII
                             ADJUSTMENT OF SHARES

        In the event there is any change in the common stock of U S WEST by reason of any consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company, the number of performance units or the number or kind of shares or interests subject to performance units and the price per share or value thereof shall be appropriately adjusted by the Committee at or about the time of such event, provided that each participant's position with respect to performance units or shares or other interests payable under this Plan shall not, as a result of such adjustment, be worse than it had been immediately prior to such event. Any fractional performance units, shares or other interests resulting from such adjustment shall be rounded up to the next whole performance unit, share or other interest, as the case may be.

                                 Section VIII
                           MISCELLANEOUS PROVISIONS


        8.1 Assignment or Transfer. No performance units shall be assignable or transferable by a participant.

        8.2 Securities Law Compliance. No shares of U S WEST common stock shall be issued under this Plan until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of stop-orders and restrictive legends on certificates for common stock as it deems appropriate.

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        8.3  Costs and Expenses.  The costs and expenses of administering the
Plan shall be borne by the Company and shall not be charged against any participant.

        8.4 Other Incentive Plans. The adoption of this Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

        8.5 Effect on Employment. Nothing contained in this Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any participant except to the extent specifically provided herein or therein. Nothing contained in this Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, any obligation on (i) the Company to continue the employment of any participant and (ii) any participant to remain in the employ of the Company.

        8.6 Amendment of Plan. The U S WEST Board of Directors shall have the right to amend, modify, suspend or terminate this Plan at any time, provided that, in the case of participants who are subject to Section 16(a) of the Exchange Act, no amendment shall be made which (i) materially increases the benefits accruing to such participants, (ii) materially increases the number of shares of common stock that may be issued under this Plan, or (iii) materially modifies the requirements as to eligibility for such participants, unless such amendment is made by or with the approval of shareholders.

        8.7 Federal Securities Law. With respect to grants of U S WEST common stock to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company intends that the provisions of this Plan and all transactions effected in accordance with the Plan shall comply with Rule 16b-3 under the Exchange Act. Accordingly, the Committee shall administer and interpret the Plan to the extent practicable to maintain compliance with such rule.

        8.8 Arbitration. Any dispute that may arise in connection with this Plan or any issuance of stock under this Plan shall be determined solely by arbitration in Denver, Colorado under the rules of the American Arbitration Association. Any claim with respect to any benefit under this Plan must be established by a preponderance of the evidence submitted to the impartial arbitrator. The arbitrator shall have the authority to award the prevailing party damages incurred as a result of any breach, costs, reasonable attorneys' fees incurred in connection with the arbitration, and direct that the non-prevailing party pay the expenses of arbitration. The decision of the arbitrator (i) shall be final and binding; (ii) shall be rendered within
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ninety (90) days after the impanelment of the arbitrator; and (iii) shall be kept confidential by the parties to such arbitration. The arbitration award may be enforced in any court of competent jurisdiction. The Federal Arbitration Act, 9 U.S.C. 1-15, not state law, shall govern the arbitrability of all claims.

        8.9 Administration. The Plan shall be administered by the Committee, which may adopt such rules, regulations and guidelines as it determines necessary for the administration of the Plan. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subject by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's gross negligence or willful misconduct.

        8.10 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Colorado.


                                  Section IX
                             ADOPTION OF THE PLAN

        This Plan shall become effective on the date on which it is approved by shareholders of U S WEST, Inc.